Exhibit 10.1

ENTEGRA FINANCIAL CORP.

2015 LONG-TERM STOCK INCENTIVE PLAN

1.      Purpose. The purpose of this Plan is to further and promote the interests of Entegra Financial Corp. (the “Company”) and its shareholders by enabling the Company and its Subsidiaries and Related Entities, including Macon Bank (the “Bank”), to attract, retain and motivate key employees and certain other persons with a relationship with the Company or a Subsidiary or Related Entity (such as Non-Employee Directors), and to align the interests of key employees and Non-Employee Directors with those of the Company’s shareholders. Additionally, this Plan’s objectives are to provide a competitive reward for achieving longer-term goals, provide balance to short-term incentive awards, and reinforce one unified perspective among Participants serving the Company in differing capacities and areas of focus. To do so, this Plan offers a variety of equity-based and other incentive awards and opportunities to provide such key employees and non-employees described above with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

2.      Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1      “Award” means an award, grant or issuance of an Option, Restricted Stock, Restricted Stock Units and/or Performance Unit made to a Participant under Sections 6, 7, and/or 8.

2.2      “Award Agreement” means the agreement pursuant to which an Award is granted, which may, but need not, be executed by the Participant. Such Award Agreement shall be in the form of a written agreement evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.3      “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4      “Change in Control” means a “change in control” as defined by Section 409A. Section 409A provides that a “change in control” means (i) a Change of Ownership, (ii) a Change in Effective Control, or (iii) a Change of Asset Ownership, in each case, as defined herein.

2.4.1      “Change of Ownership” shall be deemed to have occurred on the date one person (or group) acquires ownership of stock of the Company that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, provided that such person (or group) did not previously own 50% or more of the value or voting power of the stock of the Company.

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2.4.2      “Change in Effective Control” shall be deemed to have occurred on the date either (A) one person (or group) acquires (or has acquired during the preceding 12 months) ownership of stock of the Company possessing 30% or more of the total voting power of the Company’s stock or (B) a majority of the Company’s Board of Directors is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of the Company’s Board of Directors prior to such election.

2.4.3       “Change of Asset Ownership” shall be deemed to have occurred on the date one person (or group) acquires (or has acquired during the preceding 12 months) assets from the Company that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Company’s assets immediately prior to such acquisition.

2.5      “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.6      “Committee” means the Compensation Committee of the Board, as constituted in accordance with Section 3.

2.7      “Common Stock” means the Common Stock of the Company.

2.8      “Company” means Entegra Financial Corp., a North Carolina corporation, and any successor thereto.

2.9      “Covered Employee” means an individual who is, for a given fiscal year of the Company, (i) a “covered employee” within the meaning of Section 162(m) of the Code or (ii) designated by the Committee but not later than 90 days following the start of such year (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

2.10      “Death” means the date and time of death of a Participant who has received an Award, as established by the relevant death certificate.

2.11      “Director” means any member of the Company’s Board and, for eligibility purposes, a director of any Subsidiary or Related Entity

2.12      “Disability” means the date on which a Participant who has received an Award becomes totally and permanently disabled. A Participant shall be considered totally and permanently disabled if he or she (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for at least three (3) months under an accident and health plan covering employees of the Participant’s employer. If a Participant is determined to be totally disabled by the Social Security Administration, he or she shall also be considered totally and permanently disabled for purposes of the Plan.

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2.13      “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.14      “Fair Market Value” means the market price per share of Common Stock, determined by the Committee in accordance with the requirements of Sections 409A and 422 of the Code, as of the date specified in the context within which such term is used:

2.14.1      If the Company’s Common Stock is (a) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market), (b) listed on any national market system or (c) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of the Company’s Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of the Company’s Common Stock on the date in question, the closing sales price for a share of Company’s Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

2.14.2      If the Company’s Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Company’s Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of the Company’s Common Stock on such date, the high bid and low asked prices for a share of the Company’s Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

2.14.3      If the Company’s Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be the fair market value of the Company’s Common Stock established by the Committee in good faith.

2.14.4      The Committee shall maintain a written record of its method of determining Fair Market Value.

2.15      “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.16      “Non-Employee Director” means a member of the Board or of the Board of Directors of a Subsidiary or a Related Entity who is not an employee of the Company, any Subsidiary or any Related Entity.

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2.17      “Non-Qualified Stock Option” means any stock option awarded pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

2.18      “Parent” means a corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if on the date of grant of an Award each corporation, other than the Company, owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.19      “Participant” means a key employee or non-employee who is selected by the Committee under Section 5 to receive an Award.

2.20      “Performance Award” means an Award designated as such pursuant to Section 10.

2.21      “Performance Period” means the period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

2.22      “Performance Units” means the units of monetary value granted under Section 8.

2.23      “Plan” means this Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan, as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.24      “Registration” means the registration by the Company under the Securities Act and applicable state securities and “blue sky” laws of this Plan, of the Offering of Awards under this Plan and/or Common Stock acquirable under this Plan.

2.25      “Related Entity” means a corporation or other entity, other than the Company, to which the Participant primarily provides services on the date of grant of an Award, and any corporation or other entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, ending with the corporation or other entity that has a controlling interest in the corporation or other entity to which the Participant primarily provides services on the date of grant of an Award. For a corporation, a controlling interest means ownership of stock possessing at least 50% of total combined voting power of all classes of stock, or at least 50% of the total value of all classes of stock. For a partnership or limited liability company, a controlling interest means ownership of at least 50% of the profits interest or capital interest of the entity. In determining ownership, the provisions set forth in Treasury Regulation §§1.414(c)-3 and 1.414(c)-4 apply.

2.26      “Related Entity Disposition” means the sale, distribution, or other disposition by the Company or a Subsidiary of all or substantially all of the interests of the Company or a Subsidiary in any Related Entity effected by a sale, merger or other transaction involving that Related Entity, or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company or a Subsidiary. To the extent Section 409A applies to an Award, a Related Entity Disposition means a Change in Control of the Related Entity under Section 409A.

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2.27      “Restricted Award” means an Award of Restricted Stock and/or Restricted Stock Units pursuant to the provisions of Section 7.

2.28      “Restricted Stock” means the restricted shares of Common Stock granted pursuant to the provisions of Section 7 with the restriction that the holder may not sell, transfer, pledge, or assign such Restricted Stock and such other restrictions (which other restrictions may expire separately or in combination, at one time, from time to time or in installments), as determined by the Committee in accordance with and as set forth in this Plan and/or the applicable Award Agreement.

2.29      “Restricted Stock Units” means a contractual right granted under Section 7 that is denominated in Shares. Each Restricted Stock Unit represents a right to receive the value of one Share upon the terms and conditions set forth in this Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

2.30      “Retirement” means (i) as to officers and employees, retirement from active employment with the Company and its Subsidiaries in accordance with the Company’s “Retirement Plan” and (ii) as to Non-Employee Directors, the same as “Retirement” under the Retirement Policy then in effect for the applicable Board upon the date of the receipt of an Award; provided, however, that in the case of any Award granted under the Plan to which Section 409A applies, the Participant must have a Separation from Service in order to obtain payment of the Award due to Retirement.

2.31      “Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.

2.32      “Section 409A” means Section 409A of the Code, as amended, including regulations and guidance issued thereunder from time to time.

2.33      “Section 424 Corporate Transaction” means the occurrence, in a single transaction or a series of related transactions, of any one or more of the following: (i) a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries; (ii) a sale or other disposition of more than 50% of the outstanding stock of the Company; (iii) the consummation of a merger or similar transaction after which the Company is not the surviving corporation; (iv) the consummation of a merger, consolidation, or similar transaction after which the Company is the surviving corporation but the shares outstanding immediately preceding the merger, consolidation, or similar transaction are converted or exchanged by reason of the transaction into other stock, property, or cash; or (v) a distribution by the Company (excluding an ordinary dividend or a stock split or stock dividend described in Treasury Regulation §1.424-1(e)(4)(v)).

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2.34      “Securities Act” means the Securities Act of 1933, as in effect and amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.35      “SEC” means the Securities and Exchange Commission and any successor thereto.

2.36      “Separation from Service” means an employee, director, or other person providing services to the Company, a Subsidiary or a Related Entity has a “separation from service” within the meaning of Section 409A, including when the Participant dies, retires or has a termination of service as explained in the following provisions:

2.36.1      The employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence, if the period of leave does not exceed six (6) months or, if longer, as long as the Participant’s right to reemployment with the Company, a Subsidiary or a Related Entity is provided by statute or contract. A leave of absence is bona fide only if there is a reasonable expectation that the employee will return to perform services for the Company, a Subsidiary or a Related Entity. If the period of leave exceeds six (6) months and the Participant’s right to reemployment is not provided by statute or contract, the employment relationship shall be deemed to terminate on the first day immediately following the six (6) month period;

2.36.2      A director or contractor has a separation from service upon the expiration of the contract, and if there is more than one contract, all contracts, under which the director or contractor performs services as long as the expiration is a good faith and complete termination of the contractual relationship; and

2.36.3      If a Participant performs services in more than one capacity, the Participant must separate from service in all capacities as an employee, director, and contractor. Notwithstanding the foregoing, if a Participant provides services both as an employee and a director, the services provided as a director are not taken into account in determining whether the Participant has a separation from service as an employee under a nonqualified deferred compensation plan in which the Participant participates as an employee and that is not aggregated under Section 409A with any plan in which the Participant participates as a director. In addition, if a Participant provides services both as an employee and a director, the services provided as an employee are not taken into account in determining whether the Participant has a separation from service as a director under a nonqualified deferred compensation plan in which the Participant participates as a director and that is not aggregated under Section 409A with any plan in which the Participant participates as an employee.

2.37      “Specified Employee” means “specified employee” as defined by Section 409A.

2.38      “Stock Options” means Incentive Stock Options and Non-Qualified Stock Options.

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2.39      “Subsidiary(ies)” means a subsidiary corporation, whether now or hereafter existing, under Code Section 424(f).

3.      Administration.

3.1      The Committee. This Plan shall be administered by the Committee. The Committee shall be comprised of not less than three (3) of the then members of the Board who are “non-employee directors” within the meaning of SEC Regulation §240.16b-3, or any successor thereto, promulgated under the Exchange Act, who are “outside Directors” pursuant to Section 162(m) of the Code and who are “independent” as that term is defined by the relevant stock exchange on which the Common Stock is then listed. Members of the Committee shall serve at the pleasure of the Chair of the Board, and the Chair of the Board may at any time and from time to time remove members from the Committee, or, subject to the immediately preceding sentence, add members to the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Any act or acts approved in writing by all of the members of the Committee then serving shall be the act or acts of the Committee (as if taken by unanimous vote at a meeting of the Committee duly called and held).

3.2      Plan Administration and Plan Rules. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (a) designate Participants; (b) determine the type or types of Awards to be granted to each Participant under the Plan; (c) determine the number of shares of Common Stock to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (d) determine the terms and conditions of any Award; (e) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (f) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (g) amend terms or conditions of any outstanding Awards, including without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised; provided, however, that except as provided herein, in no event shall the Committee have the discretion to accelerate the vesting of any Award to a date which is less than one year following the date of such Award’s grant; (h) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (i) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (j) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

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3.3      Section 409A Matters. It is intended that the Plan and the Awards issued hereunder fall within available exemptions from the application of Section 409A (for example, the incentive stock option exemption, the exemption for certain nonqualified stock options and stock appreciation rights issued at Fair Market Value, the restricted property exemption, and/or the short-term deferral exemption) and are therefore not required to comply with Section 409A requirements. The Plan and the Awards will be administered and interpreted in a manner consistent with the intent set forth herein. Notwithstanding anything to the contrary in this Plan or in any Award Agreement, (a) this Plan and each Award Agreement may be amended from time to time as the Committee may determine to be necessary or appropriate in order to avoid this Plan, any grant of any Awards, or any Award Agreement from resulting in the inclusion of any compensation in the gross income of any Participant under Section 409A, and (b) if any provision of this Plan or of any Award Agreement would otherwise result in the inclusion of any compensation in the gross income of any Participant under Section 409A, then such provision shall not apply as to such Participant and the Committee, in its discretion, may apply in lieu thereof another provision that (in the judgment of the Committee) accomplishes the intent of this Plan or such Award Agreement without resulting in such inclusion so long as such action by the Committee does not violate Section 409A. The Company makes no representation or warranty regarding the treatment of this Plan or the benefits payable under this Plan or any Award Agreement under federal, state or local income tax laws, including Section 409A.

3.4      Regulatory Matters. It is intended that this Plan and the Awards issued hereunder comply with all applicable regulatory requirements, including but not limited to 12 CFR § 239.63 as it applies to management stock benefit plans implemented within 12 months following a mutual-to-stock conversion. Notwithstanding anything to the contrary in this Plan or in any Award Agreement, the Plan and the Awards will be administered and interpreted in a manner consistent with all applicable regulatory requirements, including but not limited to the following:

(a)                non-employee directors in the aggregate may not receive more than 30% of the shares of Common Stock authorized under the Plan;

(b)               any non-employee director may not receive more than 5% of the shares of Common Stock authorized under the Plan;

(c)                no individual may receive more than 25% of the shares of Common Stock authorized under the Plan;

(d)               Options and Restricted Stock Awards may not begin to vest earlier than one (1) year after shareholders approve the Plan, and may not vest more rapidly than 20% per year;

(e)                accelerated vesting of Options and Restricted Stock Awards will not be permitted except for Death, Disability or upon a Change in Control; and

(f)                executive officers or directors must exercise or forfeit their Options in the event the Company becomes critically undercapitalized, is subject to enforcement action by the Board of Governors of the Federal Reserve System, or receives a capital directive.

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3.5      Liability Limitation. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by the Articles of Incorporation and/or Bylaws of the Company as then in effect and to the fullest extent under any directors and officers liability insurance coverage which may be in effect from time to time.

4.      Term of Plan/Common Stock Subject to Plan.

4.1      Term. This Plan shall terminate on May 21, 2025, except with respect to Awards then outstanding. After such date no further Awards shall be granted under this Plan.

4.2      Common Stock Subject to Plan.

4.2.1      Common Stock. The Board shall reserve for Awards under this Plan 654,637 shares of the authorized and unissued shares of Common Stock. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof or from no par value to par value, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of this Plan. Common Stock which may be issued under this Plan shall be authorized and unissued shares. No fractional shares of Common Stock shall be issued under this Plan.

4.2.2      Available Shares. Subject to Section 4.3, the maximum number of shares of Common Stock authorized for issuance under this Plan shall be 654,637, of which the maximum number of shares of Common Stock that may be issued pursuant to Awards of Restricted Stock and Restricted Stock Units under the Plan is 196,391 and the maximum number that may be issued pursuant to Option exercises is 458,246.

4.3      Computation of Available Shares. Subject to the provisions of the following sentence, for the purpose of computing the total number of shares of Common Stock available for Awards, there shall be counted against the limitations set forth in Section 4.2 the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under this Plan, in each case determined as of the date on which such Awards are granted. If any Awards expire unexercised or are forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under this Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards; provided, however, that forfeited Awards shall not again be available for Awards under this Plan if the Participant received, directly or indirectly, any of the benefits of ownership of the securities of the Company underlying such Award, including, without limitation, the benefits described in Section 7.1.

5.      Eligibility. Employees eligible for Awards under the Plan shall consist of key employees who are officers or managers of the Company, its Subsidiaries and/or its Related Entities who are responsible for the management, growth and protection of the business of the Company, its Subsidiaries and/or its Related Entities and whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company in a significant manner. Non-employees (e.g., those with third party relationships such as Non-Employee Directors of the Company and/or a Subsidiary and/or a Related Entity) shall be eligible for Awards of Non-Qualified Stock Options, Restricted Stock Units and/or Restricted Stock at the sole discretion of the Committee.

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6.      Stock Options.

6.1      Terms and Conditions. Stock Options awarded under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Such Stock Options shall be subject to the terms and conditions of this Plan and any additional terms and conditions, not inconsistent with the express terms and conditions of this Plan, as the Committee shall set forth in the applicable Award Agreement.

6.2      Grant. Stock Options may be granted under this Plan in such form as the Committee may from time to time approve. Stock Options may be granted alone or in addition to other Awards. Notwithstanding the above, no Incentive Stock Options shall be granted to any employee who owns more than ten percent (10%) of the combined total voting power of the Company or any Subsidiary, unless the requirements of Section 422(c)(6) of the Code are satisfied.

6.3      Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of Award; provided, however, that the exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of the Award of such Stock Option. For any Participant who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the exercise price of an Incentive Stock Option shall not be less than 110% of such Fair Market Value.

6.4      Requirements for Non-Qualified Stock Options. All Non-Qualified Stock Options shall be issued at no less than 100% of Fair Market Value as provided for in Section 6.3. The number of shares subject to each Non-Qualified Stock Option will be fixed in the applicable Award Agreement. When the Non-Qualified Stock Options are transferred or exercised, the transfer or exercise shall be subject to taxation under Code Section 83 and Treasury Regulation §1.83-7. No Non-Qualified Stock Option awarded hereunder shall contain any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the option under Treasury Regulation §1.83-7 or the time the shares of Common Stock acquired pursuant to the exercise of the option first becomes substantially vested as defined in Treasury Regulation §1.83-3(b). Further, each Non-Qualified Stock Option will comply with any other Section 409A requirement in order to maintain the status of the Non-Qualified Stock Option as exempt from the requirements of Section 409A.

6.5      Limitation on Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or a subsidiary corporation (as defined in Section 422(a) of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares shall be determined as of the time of grant.

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6.6      Term. The term of each Stock Option shall be such period of time as is fixed by the Committee at the time of grant; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years after the date the Incentive Stock Option is awarded. For any Participant who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the term of each Incentive Stock Option shall not exceed five (5) years.

6.7      Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Corporate Secretary of the Company, or such other officer of the Company as the Committee shall designate, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the terms of the relevant Award Agreement or by the Committee (on either a selective or group basis), and by applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, or by delivery of other forms or methods of payment, including Shares, net settlement, broker assisted cashless exercise or any combination thereof. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.

6.8      Date of Exercise. Vesting dates of Stock Options awarded to a Participant will be determined by the Committee in its discretion and specified in the applicable Award Agreement, provided however that except as provided herein, in no event shall the vesting period of an Option be less than one year from its date of grant. Stock Options that meet the vesting requirements may be exercised in whole or in part at any time and from time to time during their specified terms.

6.9      Shareholder Rights. Until Stock Options are exercised, a Participant shall not have any right to vote, to receive dividends, or to have or exercise any other rights as a shareholder. In addition, on exercise of a Stock Option, the Participant shall not be entitled to any dividends declared and paid on the underlying shares between the date of grant and the date of exercise.

7.      Restricted Awards.

7.1      Terms and Conditions. Restricted Awards shall be in the form of grants of Restricted Stock and/or Restricted Stock Units. Restricted Awards shall be subject to the terms and conditions set forth in this Section 7, if applicable, Section 10, and any additional terms and conditions, not inconsistent with the express terms and provisions of this Plan, as the Committee shall set forth in the applicable Award Agreement. The Award Agreement shall specify the vesting schedule and whether the Restricted Stock Unit is entitled to voting rights, dividend rights or any other rights; provided, however, that except as otherwise provided herein, a Restricted Award shall not vest any sooner than the one year anniversary of its date of grant. The Committee may specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, paid on Restricted Stock and/or the share of Common Stock underlying a Restricted Stock Unit, as applicable, prior to vesting or settlement, as applicable, be paid either in cash or in additional Common Stock and either on a current or deferred basis and that such dividends, dividend equivalents or other distributions may be reinvested in additional Common Stock, which may be subject to the same restrictions as the underlying Awards; provided, however, that dividends, dividend equivalents or other distributions, as applicable, on Restricted Stock and/or Restricted Stock Units, as applicable, with restrictions that lapse as a result of the achievement of performance conditions shall be deferred until and paid contingent upon the achievement of the applicable performance conditions.

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7.2      Restricted Stock Grants. An Award of Restricted Stock is an Award of Common Stock and an Award of Restricted Stock Units is an Award of a contractual right to receive Common Stock, in each case, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, pledge, hypothecation or other disposition of such Common Stock or contractual right, as applicable, and the requirements that such Common Stock or contractual right, as applicable, be forfeitable as set forth in the applicable Award Agreement.

7.3      Grants of Awards.

7.3.1      Restricted Awards may be granted alone or in addition to any other Awards. Subject to the terms of this Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant.

7.3.2      Shares of Restricted Stock subject to a Restricted Award or a Restricted Stock Unit shall be issued in an uncertificated form and registered in the name of the Participant. The stock transfer books of the Company’s designated Stock Transfer Agent shall be noted with the following notation with reference to the shares made subject to such Restricted Award:

“These shares are subject to the terms and restrictions of the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan and the applicable Award Agreement thereunder; such shares are subject to forfeiture or cancellation under the terms of said Plan; and such shares shall not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from the Corporate Secretary of Entegra Financial Corp. upon request.”

The shares of Common Stock underlying such Award shall be held in uncertificated form until the restrictions thereon shall have lapsed and all of the terms and conditions applicable thereto have been satisfied.

7.4      Restriction Period. In accordance with Sections 7.1 and 7.2, Restricted Awards shall only become unrestricted and vest in the Participant in accordance with such vesting schedule relating to any service period restriction applicable to such Restricted Award as set forth in the relevant Award Agreement (the “Restriction Period”); provided that except as provided herein, such Restriction Period shall be no less than one year from date of grant. During the Restriction Period applicable to an Award of Restricted Stock, the applicable shares of Common Stock shall be unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such shares. Upon expiration of the Restriction Period, and satisfaction of any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Award of Restricted Stock or the Restricted Stock Units, or a portion thereof as the case may be, as provided in Section 7.5.

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7.5      Distribution of Shares. After expiration of the Restriction Period and the satisfaction and/or lapse of the restrictions, terms and conditions set by the Committee in respect of an Award of Restricted Stock, the number of shares of Common Stock vested in the Participant shall remain in uncertificated form but the notation set forth in Section 7.3.2 shall be removed on or before the 30th day following the satisfaction and/or lapse of the restrictions, terms and conditions. The remaining shares, if any, issued in respect of such Restricted Award shall either be forfeited and canceled, or shall continue to be subject to the restrictions, terms and conditions set by the Committee, as the case may be. After expiration of the Restriction Period and the satisfaction and/or lapse of the restrictions, terms and conditions set by the Committee in respect of an Award of Restricted Stock Units, the number of shares of Common Stock vested in the Participant shall be issued to the Participant in uncertificated form no later than the 15th day of the third month following the end of the Participant’s taxable year in which he or she vests in the Award. The remaining shares, if any, issued in respect of such Restricted Award shall either be forfeited and canceled, or shall continue to be subject to the restrictions, terms and conditions set by the Committee, as the case may be.

If, and to the extent the Committee intends that a Restricted Award granted under this Section 7 shall constitute or give rise to Section 162(m) Compensation, such Restricted Award shall be structured in accordance with the requirements of Section 10, including the performance criteria set forth therein, and any such Restricted Award shall be considered a Performance Award for purposes of the Plan.

7.6      Shareholder Rights. A Participant shall have, with respect to the shares of Common Stock received under an Award of Restricted Stock, except as provided in Section 7.3.2, all of the rights of a shareholder of the Company, including, without limitation, the right to vote the shares and to receive any cash dividends. Cash dividends shall be paid on the Restricted Stock at the time cash dividends are paid to stockholders generally. Stock dividends issued with respect to such Restricted Stock shall be treated as additional Awards of Restricted Stock grants and shall be subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock with respect to which such stock dividends are issued.

8.      Performance Units.

8.1      Terms and Conditions. Awards of Performance Units shall be subject to the terms and conditions set forth in this Section 8, if applicable, Section 10, and any additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee shall set forth in the applicable Award Agreement.

8.2      Performance Unit Grants. A Performance Unit is an Award of units (with each unit representing such monetary amount as is designated by the Committee in the Award Agreement) granted to a Participant, subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion thereof) in the event certain performance criteria are not met within a designated period of time.

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8.3      Grants. Performance Units may be awarded alone or in addition to any other Awards. Subject to the terms of this Plan, the Committee shall determine the number of Performance Units to be awarded to a Participant and the Committee may impose different terms and conditions on any particular Performance Units awarded to any Participant.

8.4      Performance Goals and Performance Periods. Participants receiving Awards of Performance Units shall only earn and be entitled to payment in respect of such Awards if the Company, a Subsidiary and/or another Related Entity specified by the Committee and/or the Participant satisfy certain performance goals during and in respect of one of more designated performance period(s) of at least 12 consecutive months as determined by the Committee. Such goals and periods shall be established by the Committee in its sole discretion and shall be set forth in writing in the Award Agreement. Performance periods may overlap each other from time to time, and the Committee may set different performance periods for different performance goals. The Committee shall also establish in the Award Agreement a written schedule or schedules for such Performance Units setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the performance goals at the end of the relevant performance period(s).

For example, an Award Agreement may require a Participant to meet a certain personal performance goal at the end of a 12 month period and also require the Company to meet a total shareholder return within a three (3) year period, with the total shareholder return measured at the end of each calendar year occurring within the three (3) year period. In this case, if a Participant meets his or her personal performance goal at the end of the 12 month period but the Company does not meet the total shareholder return at that time, the Participant shall not be entitled to any payment at that time. However, he or she could become entitled to payment if the Company later meets the required total shareholder return at the end of the second or third year as provided in the Award Agreement. At the end of the third year, if the Company has not met the required total shareholder return, the Performance Units will be forfeited.

8.5      Payment of Units. With respect to each Performance Unit, the Participant shall, if the applicable performance goals have been satisfied by the Company, a Subsidiary and/or a Related Entity and/or the Participant, as applicable, during the relevant performance period(s), be entitled to receive payment in an amount equal to the designated value of each Performance Unit awarded times the number of such Performance Units so earned. Payment in settlement of earned Performance Units shall be made on or before the 75th day following the conclusion of the applicable performance period(s) in cash as provided in the relevant Award Agreement, but no later than the 15th day of the third month following the end of the Participant’s taxable year that includes or coincides with the end of the performance period.

If, and to the extent the Committee intends that an Award granted under this Section 8 shall constitute or give rise to Section 162(m) Compensation, such Award shall be structured in accordance with the requirements of Section 10, including the performance criteria set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

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9.      Deferral Elections. Subject to the following provisions and to the extent permitted by applicable law, the Committee may permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under the Plan other than an Award of Stock Options.

9.1      Stock Options awarded under Section 6 shall not be deferred under this Section 9.

9.2      If so provided in the Award Agreement, and permitted by applicable law, payment of Restricted Stock and payment of Shares under a Restricted Stock Unit, may be deferred by the Participant if the following conditions are met: (i) the Participant makes his or her deferral election on or before the 30th day following the grant of the Award, (ii) at the time of the deferral election, the Participant must continue to provide services to the Company (or a Subsidiary or Related Entity) for at least 12 months in order to obtain the right to payment of the Restricted Stock, and (iii) the applicable Restriction Period will not end for at least 12 months following the date of the deferral election.

9.3      If so provided in the Award Agreement and permitted by applicable law, payment of Performance Units in cash may be deferred by the Participant if the following conditions are met: (i) the Participant continues to provide services to the Company (or a Subsidiary or Related Entity) continuously from the date the performance goals are established through the date of the deferral election, and (ii) the Participant makes his or her deferral election at least six (6) months prior to the end of the last performance period giving rise to the Participant’s right to payment of Performance Units; provided, however, that in no event will an election to defer be made after the payment of the Performance Units has become both substantially certain and readily ascertainable.

If a deferral election is permitted under this Section 9, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of reasonable interest on such deferred amounts credited in cash or the crediting of dividend equivalents in respect of deferred Awards credited in Shares.

10.      Performance Awards. Awards made to Covered Employees may be designated by the Committee as Performance Awards and constituting Section 162(m) Compensation. Performance Awards shall comply with the following terms and conditions and with such additional terms and conditions as the Committee shall determine, in either case not inconsistent with the provisions of the Plan:

(a)      A Performance Award shall condition the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction or such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

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(b)      Each such Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases or decreases, in each case as determined by the Committee, one or more of the following performance measures or any other performance measure reasonably determined by the Committee, with respect to the Company, a Subsidiary and/or a Related Entity:

(i)      return measures (including, but not limited to, total shareholder return; return on equity; return on tangible common equity; return on tier 1 common equity; return on assets or net assets; return on risk-weighted assets; and return on capital (including return on total capital or return on invested capital));

(ii)      revenues (including, but not limited to, total revenue; gross revenue; net revenue; revenue growth; and net sales);

(iii)      income/earnings measures (including, but not limited to, earnings per share; earnings or loss (including earnings before or after interest, taxes, depreciation and amortization); gross income; net income after cost of capital; net interest income; non-interest income; fee income; net interest margin; operating income (before or after taxes); pre- or after-tax income or loss; pre- or after-tax operating income; net earnings; net income or loss; operating margin; gross margin; and adjusted net income);

(iv)      expense measures (including, but not limited to, expenses; operating efficiencies; non-interest expense and operating/efficiency ratios or percentages; and improvement in or attainment of expense levels or working capital levels (including cash and accounts receivable));

(v)      balance sheet/risk management measures (including, but not limited to, loans; deposits; assets; tangible equity; charge-offs; net charge-offs; non-performing assets or loans; risk-weighted assets; classified assets; criticized assets; allowance for loans and lease losses; loan loss reserves; asset quality levels; year-end cash; investments; interest-sensitivity gap levels; regulatory compliance; satisfactory internal or external audits; financial ratings; shareholders’ equity; tier 1 capital; and liquidity);

(vi)      cash flow measures (including, but not limited to, cash flow or cash flow per Share (before or after dividends); and cash flow return on investment);

(vii)      Share price measures (including, but not limited to, Share price; appreciation in and/or maintenance of Share price; and market capitalization);

(viii)      strategic objectives (including, but not limited to, market share; debt reduction; operating efficiencies; customer satisfaction; customer or customer household growth; employee satisfaction; research and development achievements; branding; mergers and acquisitions; merger integration; succession management; people development; management retention; expense reduction initiatives; reductions in costs; risk management; regulatory compliance and achievements; and recruiting and maintaining personnel); and

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(ix)      other measures (including, but not limited to, financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; and financing and other capital raising transactions).

Performance criteria may be measured on an absolute or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation or requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding any provision of this Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Performance Award upon attainment of such pre-established formula.

(c)      Performance Awards shall be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with a Performance Award but, to the extent required by Section 162(m) of the Code, may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award does not, solely for that reason, fail to qualify as Section 162(m) Compensation.

(d)      For a Performance Award subject to any pre-established formula, no more than 125,000 shares of Common Stock can be paid in satisfaction of such Award to any Participant, subject to adjustment as provided in Section 13.

11.      Termination of Employment or Service.

11.1      General. Subject to the terms and conditions of Section 14, if, and to the extent, the terms and conditions under which an Award may be exercised, earned out or settled after a Participant’s termination of employment (or other engagement) or a Non-Employee Director ceases to be a director, for any particular reason shall not have been set forth in the relevant Award Agreement, by and as determined by the Committee in its sole discretion and in accordance with Section 409A to the extent Section 409A applies to the Award, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, of such Award Agreement:

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11.1.1      Except as otherwise provided in this Section 11.1.1 or Section 14:

(a)      If the employment by the Company or any of its Subsidiaries or Related Entities of a Participant who is an employee or the term of a Participant who is a Non-Employee Director is terminated for any reason (other than Disability, Retirement or Death) while Stock Options granted to such Participant are non-vested, such Participant’s rights, if any, to exercise any non-vested Stock Options, if any, shall immediately terminate and the Participant (and such Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interest in or with respect to any such Stock Options. In the event of Disability, Retirement or Death while a Participant’s Stock Options are non-vested, such non-vested Stock Options shall become vested to the extent determined by the Committee in compliance with applicable law.

(b)      The Committee, in its sole discretion, may determine that vested Incentive Stock Options, if any, of a Participant whose employment terminates other than by reason of Disability, Retirement or Death, to the extent exercisable immediately prior to such termination of employment or service as a director, may remain exercisable for a specified time period not to exceed thirty (30) days after such termination (subject to the applicable terms and provisions of this Plan).

(c)      If a Participant’s termination of employment is due to Disability, the Participant shall have the right, subject to the applicable terms and provisions of this Plan and the relevant Award Agreement, to exercise Incentive Stock Options, if any, at any time within the period ending on the earlier of the end of the term of such Incentive Stock Options and the first anniversary of the date of termination due to Disability (to the extent such Participant was entitled to exercise any such Incentive Stock Options immediately prior to such termination).

(d)      If a Participant’s termination of employment is due to Retirement, the Participant shall have the right, subject to the applicable terms and provisions of this Plan and the relevant Award Agreement, to exercise Incentive Stock Options, if any, at any time within three (3) months following such termination due to Retirement (to the extent such Participant was entitled to exercise any such Incentive Stock Options immediately prior to such termination).

(e)      If any Participant dies while entitled to exercise a Stock Option, if any, such Participant’s estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of the Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such Stock Options, if any, at any time within one (1) year from the date of such Participant’s Death (but in no event more than one (1) year from the date of such Participant’s termination of employment due to Disability or three (3) months from the date of such Participant’s termination of employment due to Retirement, as applicable).

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(f)      If vested Stock Options held by a Participant who is an employee and whose employment is terminated by reason of Disability or Retirement are Non-Qualified Stock Options, the Participant shall have the right, subject to the applicable terms and provisions of this Plan and the relevant Award Agreement, to exercise such Non-Qualified Stock Options at any time following the Participant’s termination of employment (to the extent the Participant was entitled to exercise such Non-Qualified Stock Options immediately prior to such termination) and prior to the expiration date of such Non-Qualified Stock Options as fixed by the Committee and set forth in the Award Agreement related thereto.

(g)      In the event of the Disability, Retirement or Death of a Non-Employee Director while the Non-Employee Director’s Non-Qualified Stock Options are non-vested, such non-vested, Non-Qualified Stock Options shall become vested to the extent determined by the Committee. The Committee, in its sole discretion, may determine that vested Non-Qualified Stock Options, if any, of a Non-Employee Director who ceases to be a director other than by reason of Disability, Retirement or Death, to the extent exercisable immediately prior to such cessation, may remain exercisable for a specified time period not to exceed 90 days after such cessation (subject to the applicable terms and provisions of this Plan and the relevant Award Agreement). If the cessation of a Non-Employee Director’s status as a director is due to Retirement or Disability, the Non-Employee Director shall have the right, subject to the applicable terms and provisions of this Plan and the relevant Award Agreement, to exercise such vested Non-Qualified Stock Options, if any, at any time within the period following such cessation due to Retirement or Disability (to the extent such Non-Employee Director was entitled to exercise any such Non-Qualified Stock Options immediately prior to such cessation) and prior to the expiration date of such Non-Qualified Stock Options as fixed by the Committee and as set forth in the Award Agreement related thereto. If any Non-Employee Director dies while entitled to exercise Non-Qualified Stock Options, such Non-Employee Director’s estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of this Plan and the relevant Award Agreement, to exercise such Non-Qualified Stock Options, if any, at any time within one (1) year from the date of such Non-Employee Director’s Death.

11.1.2      Unless otherwise provided in the Award Agreement, if a Participant’s employment with the Company or any of its Subsidiaries or Related Entities is terminated for any reason (other than Disability, Retirement or Death) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to Restricted Award(s), such Restricted Award or Awards shall be forfeited. Except with respect to restrictions which are performance-based, the Committee so determines in its discretion, the Award Agreement may provide that some or all of the shares of Common Stock subject to Restricted Award(s) shall become free of restrictions in the event of a Participant’s Disability, Retirement or Death during the Restriction Period.

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11.1.3      Unless otherwise provided in the Award Agreement, if a Participant’s employment with the Company or any of its Subsidiaries or Related Entities is terminated for any reason prior to the completion of any Performance Period, all of such Participant’s Performance Units earnable in relation to such Performance Period shall be forfeited. If the Committee so determines in its discretion, the Award Agreement may provide that some or all of such Participant’s Performance Units will be paid if the Participant’s termination of employment is due to Disability, Retirement or Death during the Performance Period.

12.      Non-transferability of Awards.

12.1      Except as otherwise provided in Section 12.2, no Award under this Plan or any Award Agreement, and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, pledged, disposed of or otherwise hypothecated or encumbered by a Participant or any beneficiary thereof, except by testamentary disposition or the laws of descent and distribution. No such right or interest shall be subject to seizure for the payment of the Participant’s (or any beneficiary’s) debts, judgments, alimony, or separation maintenance or be transferable by operation of law in the event of the Participant’s (or any beneficiary’s) bankruptcy or insolvency. Except as otherwise provided in Section 12.2, during the lifetime of a Participant, Stock Options are exercisable only by the Participant.

12.2      A Participant who holds Non-Qualified Stock Options (whether such Stock Options were Non-Qualified Stock Options when awarded or subsequent to the Award thereof became Non-Qualified Stock Options pursuant to applicable law or any provision of this Plan) may assign those Non-Qualified Stock Options to a Permitted Assignee (as defined below) at any time after the Award is made, but prior to the expiration date, of such Non-Qualified Stock Options if as of the time of such transfer (i) a registration statement on Form S-8 (or any successor form) filed by the Company under the Securities Act, with respect to this Plan (and the Awards granted and shares of Common Stock issuable hereunder) and (ii) a registration statement on Form S-3 (or any successor form) filed by the Company under the Securities Act with respect to shares of Common Stock issuable to Permitted Assignees have been declared effective by the SEC and all applicable state securities and blue sky authorities, and remain in effect. Each such transferred Non-Qualified Stock Option shall continue to be governed by the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the applicable Award Agreement with the transferor Participant, and the Permitted Assignee shall be entitled to the same rights and subject to the same obligations, restrictions, limitations and prohibitions under this Plan and such Award Agreement as the transferor Participant, as if such assignment had not taken place; provided, however, that no Non-Qualified Stock Option assigned to a Permitted Assignee may be assigned by that Permitted Assignee. The term “Permitted Assignee” shall mean such persons and entities as are permitted assignees of Non-Qualified Stock Options under the SEC’s regulations, rules and interpretations existing at the time of the proposed transfer.

13.      Changes in Capitalization and Other Matters.

13.1      No Corporate Action Restriction. The existence of this Plan, Award Agreements and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s, any Subsidiary’s or any Related Entity’s capital structure or its business, (b) any merger, share exchange or change in the ownership of the Company, any Subsidiary or any Related Entity, (c) any issuance of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s, any Subsidiary’s or any Related Entity’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company, any Subsidiary or any Related Entity, (e) any sale or transfer of all or any part of the Company’s, any Subsidiary’s or any Related Entity’s assets or business, or (f) any other corporate act or proceeding by the Company, any Subsidiary or any Related Entity. No Participant, Permitted Assignee, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company, any Subsidiary or any Related Entity as a result of any such action.

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13.2      Recapitalization Adjustments. Subject to any required action by the Company’s shareholders, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Committee determines in its exclusive discretion require adjustment, shall be proportionately adjusted for (a) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the shares of Common Stock, or similar event affecting the shares of Common Stock; (b) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (c) as the Committee determines in its exclusive discretion, any other transaction with respect to Common Stock to which Code Section 424(a) applies or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment, if any, shall be made by the Committee in its exclusive discretion, and its determination shall be final, binding and conclusive. Except as the Committee determines in its exclusive discretion, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

14.      Changes in Control/Related Entity Dispositions.

14.1      Acceleration of Awards Vesting. Except as otherwise provided in Section 14.2, the following provisions apply as applicable:

14.1.1      Change in Control. On the specified effective date of a Change in Control, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all the shares at the time represented by such Award (except to the extent that such acceleration of exercisability would result in an “excess parachute payment” within the meaning of Code Section 280G). Notwithstanding the foregoing provisions, the Committee may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

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14.1.2      Related Entity Disposition. On the specified effective date of a Related Entity Disposition, for each Participant who on such specified effective date is engaged primarily in service to the Related Entity that is the subject of the Related Entity Disposition, each Award that is at the time outstanding automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase and forfeiture rights, immediately prior to the specified effective date of such Related Entity Disposition, for all the shares at the time represented by such Award. Notwithstanding the foregoing provisions, the Committee may, in its exclusive discretion, provide as part of a Section 424 Corporate Transaction that any one or more of the foregoing provisions shall not apply.

14.1.3      Code Section 424 Matters. The Committee may provide in any Award, Award Agreement, or as part of a Section 424 Corporate Transaction, that if the requirements of Treas. Reg. §1.424-1 (without regard to the requirement described in Treas. Reg. §1.424-1(a)(2) that an eligible corporation be the employer of the optionee) would be met if the stock right were an Incentive Stock Option, the substitution of a new stock right pursuant to a Section 424 Corporate Transaction for an outstanding stock right or the assumption of an outstanding stock right pursuant to a Section 424 Corporate Transaction shall not be treated as the grant of a new stock right or a change in the form of payment. The requirement of Treas. Reg. §1.424-1(a)(5)(iii) is deemed satisfied if the ratio of the exercise price to the Fair Market Value of the shares of Common Stock immediately after the substitution or assumption is not greater than the ratio of the exercise price to the Fair Market Value of the shares of Common Stock immediately before the substitution or assumption. In the case of a transaction described in Code Section 355 in which the stock of the distributing corporation and the stock distributed in the transaction are both readily tradable on an established securities market immediately after the transaction, the requirements of Treas. Reg. §1.424-1(a)(5) may be satisfied by:

(1)	using the last sale before or the first sale after the specified date as of which such valuation is being made, the closing price on the last trading day before or the trading day of a specified date, the arithmetic mean of the high and low prices on the last trading day before or the trading day of such specified date, or any other reasonable method using actual transactions in such stock as reported by such market on a specified date, for the stock of the distributing corporation and the stock distributed in the transaction, provided the specified date is designated before such specified date, and such specified date is not more than 60 days after the transaction;
(2)	using the arithmetic mean of such market price on trading days during a specified period designated before the beginning of such specified period, when such specified period is no longer than 30 days and ends no later than 60 days after the transaction; or
(3)	using an average of such prices during such pre-specified period weighted based on the volume of trading of such stock on each trading day during such pre-specified period.

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14.2      Six-Month Rule. The provisions of Section 14.1 shall not apply to any Award that has been granted and outstanding for less than six (6) months as of the date of the Change in Control or Related Entity Disposition.

14.3      Payment. On or before the 60th day after a Change in Control or Related Entity Disposition occurs, (a) the holder of an Award of Restricted Stock shall receive shall be entitled to have the notation set forth in Section 7.3.2 removed from the Company’s stock transfer books reflecting his or her ownership of such shares of Common Stock, (b) the holder of Restricted Stock Units shall be entitled to have issued to the Participant the shares of Common Stock underlying the Participant’s Restricted Stock Units, and (c) the holder of an Award of Performance Units shall receive payment of the value of such Award in cash. Notwithstanding the foregoing, to the extent Section 409A applies to an Award, payment of the Award shall be made no later than the 15th day of the third month following the Participant’s taxable year in which the Change in Control or Related Entity Disposition occurred (or is deemed to have occurred pursuant to Section 14.4).

14.4      Termination as a Result of a Potential Change in Control. In determining the applicability of Section 14.1.1 as it relates to a Change in Control, if (a) a Participant’s employment is terminated by the Company, any Subsidiary or any Related Entity (and the termination constitutes a Separation from Service) prior to a Change in Control without Cause (as defined in Section 14.5) at the request of a Person (as defined in Section 14.5) who has entered into an agreement with the Company the consummation of which will constitute a Change of Control, or (b) the Participant terminates his or her employment with the Company, any Subsidiary or any Related Entity for Good Reason prior to a Change in Control (and incurs a Separation from Service) and the circumstance or event which constitutes Good Reason occurs at the request of the Person described in Section 14.5.4, then for purposes of this Section 14, a Change in Control shall be deemed to have occurred immediately prior to such Participant’s termination of employment.

14.5      Definitions. For purposes of this Section 14, the following words and phrases shall have the meaning specified:

14.5.1      “Beneficial Owner” shall have the meaning set forth in SEC Regulation §240.13d-3 or any successor regulation.

14.5.2      “Cause” shall mean, unless otherwise defined in an employee Participant’s individual employment agreement with the Company, any Subsidiary or any Related Entity (in which case such employment agreement definition shall govern), (a) the indictment of the Participant for any serious crime, (b) the willful and continued failure by the Participant to substantially perform the Participant’s duties, as they may be defined from time to time, with the Participant’s primary employer or to abide by the written policies of the Company or the Participant’s primary employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), or (c) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, any Subsidiary or any Related Entity, monetarily or otherwise. For purposes of the preceding sentence, no act shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such act, or failure to act, was in the best interests of the Company and its Subsidiaries.

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            14.5.3      “Good Reason” for termination by a Participant of the Participant’s employment shall mean, unless otherwise defined in an employee Participant’s individual employment agreement with the Company, any Subsidiary or any Related Entity (in which case such employment agreement definition shall govern), a Participant’s voluntary Separation from Service when the following conditions are satisfied:

(a)                The Separation from Service occurs no later than two (2) years after the initial existence of one or more of the following conditions that arise without the Participant’s consent:

                                                                                                        i.            a material diminution in the Participant’s base compensation;

                                                                                                      ii.            a material diminution in the Participant’s authority, duties, or responsibilities;

                                                                                                    iii.            a material change in the geographical location at which the Participant performs services; or

                                                                                                    iv.            any other act or failure to act that constitutes a material breach by the Company, a Subsidiary, or a Related Entity of any individual employment agreement under which the Participant provides services; and

(b)      The Participant gives written notice to the Board or other governing body of the entity to which the Participant primarily provides services of the condition described in subparagraph (1) above within 90 days of its initial existence, and upon receipt of the written notice, the Company, Subsidiary, or Related Entity has 30 days to cure it.

14.5.4      “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof; provided, however, a Person shall not include (a) the Company or any Subsidiary, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary qualified under Section 401(a) of the Code, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

14.5.5      “Surviving Entity” shall mean only an entity in which all or substantially all of the Company’s shareholders immediately before any merger, share exchange or liquidation become shareholders by the terms of such merger, share exchange or liquidation.

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14.6      Adverse Tax Consequences. If the making of any payment or payments pursuant to this Section 14 or otherwise would (a) subject the Participant to an excise tax under Code Section 4999, or any like or successor section thereto, or (b) result in the Company’s loss of a federal income tax deduction for such payments under Code Section 280G, or any like or successor section thereto (either or both, an “Adverse Tax Consequence”), then, unless otherwise expressly provided in a relevant Award Agreement, the payments attributable to this Plan that are “parachute payments” within the meaning of Code Section 280G may be reduced, as determined by the Committee in its sole discretion, but after consultation with the Participant affected, to the extent necessary to avoid any Adverse Tax Consequence. Any disputes regarding whether any payments to a Participant would result in an Adverse Tax Consequence shall be resolved by an opinion of a nationally recognized accounting firm acceptable to the Company and the Participant (with the Company’s independent auditors being deemed acceptable).

15.      Amendment, Suspension and Termination.

15.1      In General. The Board may suspend or terminate this Plan (or any portion thereof) at any time and may amend or otherwise alter this Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary; provided, however, that no such amendment shall, without the requisite shareholder approval to the extent required by law or the rules of any exchange upon which the Common Stock is listed or any market on which the Common Stock is qualified for quotation, (a) except as provided in Section 13, materially increase the number of shares of Common Stock which may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, (c) materially increase the benefits accruing to Participants under this Plan, or (d) extend the termination date of this Plan. No such amendment, alteration, suspension or termination shall (i) materially adversely affect the vested rights of any Participant under any outstanding Award, without the consent of such Participant (except to the extent any amendment, alteration, suspension or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules, accounting or tax rules or regulations, or any “clawback” or recoupment laws, rules or regulations, or (ii) make any change that would disqualify this Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from (A) the exemption provided by SEC Regulation §240.16b-3, or any successor thereto, or (B) the benefits provided under Section 422 or any successor thereto. Further provided, that no amendment, suspension, or termination shall be effected if it will violate Section 409A, to the extent that Section 409A applies to the portion(s) of this Plan being so amended, suspended and/or terminated.

15.2      Award Agreements. The Committee may amend or modify at any time and from time to time any outstanding Award and Award Agreement, in any manner to the extent that the Committee would have had the authority under this Plan to initially determine the restrictions, terms and provisions of such Award, including, without limitation, to change the date or dates as of which Stock Options may be exercised provided, however, that except as provided in Section 3.2, in no event shall the Committee have the discretion to accelerate the vesting of an Award to a date which is less than one year following the date of such Award’s grant. No such amendment or modification shall, however, materially adversely affect the vested rights of any Participant under any such Award and Award Agreement without the consent of such Participant (except to the extent any amendment, alteration, suspension or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules, accounting or tax rules or regulations, or any “clawback” or recoupment laws, rules or regulations. Further provided, that no amendment or modification shall be effected if it will violate Section 409A, to the extent that Section 409A applies to the portion(s) of the Award and Award Agreement being so amended or modified. Finally notwithstanding anything in this Plan or an Award Agreement to the contrary, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options (including cash buyouts and voluntary surrender of underwater Options) with an exercise price that is less than the exercise price of the original Options without shareholder approval.

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16.      Miscellaneous.

16.1      Tax Withholding. The Company shall have the right to deduct from any payment or settlement under this Plan, including, without limitation, the exercise of any Stock Option, the payment of any Performance Unit or the delivery or vesting of any shares of Common Stock, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such shares as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

16.2      No Right to Employment. Neither the adoption of this Plan, the granting of any Award, nor the execution of any Award Agreement shall confer upon any employee of the Company, any Subsidiary or any Related Entity any right to continued employment with the Company, any Subsidiary or any Related Entity, as the case may be, nor shall it interfere in any way with the right, if any, of the Company, any Subsidiary or any Related Entity to terminate the employment of any employee at any time for any reason.

16.3      No Right to Participate. No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or other persons under this Plan. The terms and conditions of Award Agreements need not be the same with respect to each Participant. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

16.4      Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards. Any liability of the Company to any Person with respect to any Award or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of this Plan or any such Award or Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company, any Subsidiary or Related Entity. Nothing contained in this Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof, any Permitted Assignee or any other person) any equity or other interest of any kind in any assets of the Company, any Subsidiary or any Related Entity creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary, any Related Entity and/or any such Participant, any beneficiary, any Permitted Assignee or any other person.

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16.5      Payments to a Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participant under this Plan so long as the establishment of the trust agreement(s) is consistent with Code Section 409A and other applicable law.

16.6      Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company, any Subsidiary or any Related Entity unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company, its Subsidiaries or its Related Entities. The existence of this Plan notwithstanding, the Company, any Subsidiary or any Related Entity may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

16.7      Severable Provisions. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

16.8      No Fractional Shares of Common Stock. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional shares of Common Stock, or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated or otherwise eliminated.

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16.9      Listing, Registration and Other Legal Compliance. No Award shall be made and no shares of the Common Stock shall be issued under this Plan, and no assignment of a Non-Qualified Stock Option to a Permitted Assignee shall be made, unless legal counsel for the Company shall be satisfied that such issuance or assignment will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment of any Award, share issuance or assignment of Non-Qualified Stock Options, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Shares delivered under this Plan may be subject to such stop transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the SEC and the applicable securities market and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement) for (a) the making of any determination, (b) the issuance or other distribution of shares of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary, any Related Entity or any Participant (or any designated beneficiary or other legal representative) or any Permitted Assignee to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

16.10      Award Agreements. Each Participant receiving an Award shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall be deemed to have agreed to the restrictions, terms and conditions of the Award set forth therein.

16.11      Designation of Beneficiary. Each Participant to whom an Award has been made may designate a beneficiary or beneficiaries to receive any payment which under the terms of this Plan and the relevant Award Agreement may become payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under this Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

16.12      Leaves of Absence/Transfers. The Committee shall have the power to promulgate rules, policies and regulations and to make determinations, as it deems appropriate, under this Plan in respect of any leave of absence from the Company, any Subsidiary or any Related Entity granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company, any such Subsidiary or Related Entity. Provided, however, that to the extent Section 409A applies to any portion(s) of the Plan, the determination of whether a leave of absence constitutes a Separation from Service for purposes of those portion(s) shall be made in accordance with Section 409A, and a leave of absence of longer than six (6) months shall be considered a Separation from Service for those portion(s) of the Plan subject to Section 409A unless the Participant has a contractual or statutory right to return to work at the end of a longer leave of absence. If a Participant transfers within the Company, or to or from any Subsidiary or Related Entity, such Participant shall not be deemed to have terminated employment as a result of such transfers.

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16.13      Payments Upon Termination of Employment and Delay of Certain Payments. For purposes of this Agreement, to the extent an Award is subject to Section 409A, and payment or exercise of such Award on account of a termination of employment or a Non-Employee Director ceasing to be a director shall only be made if the Participant incurs a Separation from Service. Payment will occur on or before the 60th day after the Separation from Service; provided, however, that if the Participant is a Specified Employee, payment of the Award shall be made on the first day of the seventh (7th) month following the Separation from Service.

16.14      Cancellation or “Clawback” of Awards. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes relating to clawback or recoupment. Notwithstanding anything to the contrary contained herein, the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

16.15      Notices. Except as otherwise provided herein, any notice that the Company or a Participant may be required or permitted to give to the other shall be in writing and shall be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed: Notice, if to the Company, shall be sent to its Corporate Secretary at the following address:

Entegra Financial Corp.
14 One Center Court
Franklin, NC 28734

Any notice sent by mail by the Company to a Participant shall be sent to the most current address of the Participant as reflected on the records of the Company as of the time said notice is required. In the case of a deceased Participant, any notice shall be given to the Participant’s personal representative if such representative has delivered to the Company evidence satisfactory to the Company of such representative’s status as such and has informed the Company of the address of such representative by notice pursuant to this Section 16.15.

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16.16      Governing Law. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to principles of conflict of laws. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of this Plan.

16.17      Effective Date. This Plan became effective as of May 21, 2015, as a result of its approval by the holders of a majority of the Company’s outstanding Common Stock at the Company’s 2015 Annual Meeting of Shareholders.

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